UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2021

Cosmos Group Holdings, Inc.
.(Exact name of registrant as specified in its charter)

Nevada	000-54288	90-1177460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1309-11, 13th Floor, Tai Yau Build. No 181 Johnston Rd Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (852) 3188-9363

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2021, the Company entered into a Share Acquisition Agreement (the “Share Acquisition Agreement”), by and among the Company, Massive Treasure Limited, a British Virgin Islands corporation (“Massive Treasure”), and the holders of common shares of Massive Treasure.

Under the terms and conditions of the Share Acquisition Agreement, the Company offered to issue 1,078,269,470 shares of common stock of the Company, in consideration for all the issued and outstanding shares in Massive Treasure. Herbert Lee, expected to be appointed as a Company director, is the beneficial holder of 47,500 common shares, or 95%, of the issued and outstanding shares of Massive Treasure.

The Company will also issue 55,641,014 shares to complete the acquisitions of 12 business entities which Massive Treasure has signed with and remain outstanding.

Item 9.01 Financial Statements and Exhibits

The Share Exchange Agreement is attached hereto as Exhibit 10.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosmos Group Holdings, Inc.

Date: June 17, 2021	By:	/s/ Miky Y.C. Wan
President and Chief Executive Officer

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